UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2005
BackWeb Technologies Ltd.
(Exact name of registrant as specified in its charter)

Israel	000-26241	51-2198508

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10 Ha’amal Street, Park Afek, Rosh Ha’ayin, Israel 48092
(Address of principal executive offices, including zip code)
(972) 3-6118800
(Registrant’s telephone number, including area code)
(Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 1, 2005, the Board of Directors of BackWeb Technologies Ltd. (“BackWeb”) designated Pete Szalay, BackWeb’s Vice President of Sales and Marketing, and Moshe Raccah, BackWeb’s Vice President of Business Development and Professional Services, as executive officers of BackWeb.
The offer letter of Mr. Szalay provides that he will receive an annual salary of $175,000 and will be eligible to receive a bonus of up to $100,000 based on achievement of quarterly and annual targets. Mr. Szalay was granted a nonqualified stock option to purchase 225,000 shares of BackWeb’s common stock at an exercise price equal to the closing market price of BackWeb’s common stock on the Nasdaq SmallCap Market on November 1, 2005. The option is scheduled to vest at a rate of 25% on the one-year anniversary of the grant date and monthly thereafter for the following three years. Vesting is subject to Mr. Szalay’s continued employment with BackWeb on each scheduled vesting date.
The offer letter of Mr. Raccah provides that he will receive an annual salary of $175,000 and will be eligible to receive a bonus of up to $125,000 based on achievement of quarterly and annual targets. Mr. Raccah was granted a nonqualified stock option to purchase 150,000 shares of BackWeb’s common stock at an exercise price equal to the closing market price of BackWeb’s common stock on the Nasdaq SmallCap Market on November 1, 2005. The option is scheduled to vest at a rate of 25% on the one-year anniversary of the grant date and monthly thereafter for the following three years. Vesting is subject to Mr. Raccah’s continued employment with BackWeb on each scheduled vesting date.
A copy of the offer letters for Mr. Szalay and Mr. Raccah are attached as Exhibits 99.1 and 99.2 to this Form 8-K and are incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits

Item 99.1	Offer Letter, dated as of September 9, 2005, by and between BackWeb and Pete Szalay

Item 99.2	Offer Letter, dated as of September 15, 2005, by and between BackWeb and Moshe Raccah

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BackWeb Technologies Ltd.
Date: November 3, 2005	By:	/s/ BILL HEYE
Bill Heye
Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
Item 99.1	Offer Letter, dated as of September 9, 2005, by and between BackWeb and Pete Szalay

Item 99.2	Offer Letter, dated as of September 15, 2005, by and between BackWeb and Moshe Raccah